Exhibit 99.1

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANNES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Peoples First, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Hugh J. Garchinsky, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted to Section 906 of the Sarbannes-Oxley
Act of 2002, that:

     (1)  the Report fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by
Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

                              BY:/s/Hugh J. Garchinsky
                                 -------------------------------
                                 Hugh J. Garchinsky
                                 President and Chief Executive
                                 Officer

                                 May 12, 2003